CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT AND RELEASE

THIS CONFIDENTIAL EXECUTIVE SEPARATION AGREEMENT AND RELEASE (the

“Agreement”) by and between CECO Environmental Corp. (the “Company”) and Lynn Watkins- Asiyanbi (the “Executive”) as of July 18, 2025.

WHEREAS, Executive’s employment with the Company will be ending, and the Company and Executive have mutually agreed to the following satisfactory arrangements for the period through Executive’s Departure Date (as defined below) and thereafter.

NOW, THEREFORE, in consideration of this mutual Agreement, the Company and Executive hereby agree as follows:

1.
Departure. Executive’s duties as the Company’s Chief Administrative and Legal Officer shall conclude on July 31, 2025, and, on such date, Executive shall cease to serve in such positions and any other officer or leadership position held with the Company or its subsidiaries. Thereafter, Executive will remain an employee of the Company through the close of business on August 15, 2025, at which point Executive’s employment shall end (the “Departure Date”). Executive represents and warrants that Executive will, on or before July 31, 2025, execute such documentation as the Company deems necessary with respect to such cessation of service. From August 1, 2025, through the Departure Date, Executive shall provide such transition services as may be reasonably requested by any member of the Company’s Executive Leadership Team, the interim Chief Human Resources Officer, the interim Chief Legal Officer or any member of the Board of Directors of the Company. Regardless of whether Executive signs this Agreement, Executive shall be entitled to receive any earned but unpaid wages for the payroll period in which the Departure Date occurs, and all benefits provided by the terms of the Company’s retirement and welfare plans.
2.
Departure Payments. The Company will provide Executive with the following compensation, provided that that Executive has timely executed and has not revoked this Agreement (as described in Section 17 of this Agreement), has fulfilled all of Executive’s transition duties through the Departure Date, and has otherwise complied with her obligations under this Agreement:
(a)
The gross amount of Three Hundred Thousand Dollars and No Cents ($300,000), less applicable withholding taxes and other deductions required by applicable law or authorized by Executive, representing 9 months of Executive’s base salary, which amount will be paid to Executive as soon as practicable (but no later than 40 days) following the Departure Date.
(b)
The gross amount of Twenty-Three Thousand, Four Hundred and Seventy- Seven Dollars and No Cents ($23,477), less applicable withholding taxes and other deductions required by applicable law or authorized by Executive, representing 9 months of COBRA premiums, which amount will be paid to Executive as soon as practicable (but no later than 40 days) following the Departure Date.
(c)
The gross amount of Twenty Thousand Dollars and No Cents ($20,000), less applicable withholding taxes and other deductions required by applicable law or authorized by Executive, to enable Executive to obtain executive-level outplacement services, which amount will be paid to Executive as soon as practicable (but no later than 40 days) following the Departure Date.

(d)
The gross amount of Two Hundred Twenty-Five Thousand Dollars and No Cents ($225,000), less applicable withholding taxes and other deductions required by applicable law or authorized by Executive, representing 75% of Executive’s annual target bonus for 2025. The Company will pay this amount to Executive in March 2026 at the same time annual bonuses are paid to Company executives.
(e)
The service-based restricted stock unit awards granted to Executive that remain unvested and outstanding as of the Departure Date (the “RSUs”) and that have a scheduled vesting date that will occur on or prior to March 31, 2026, will continue to vest on their regular scheduled vesting date through March 31, 2026, as set forth in the applicable award agreements. All other RSUs shall be forfeited as of the Departure Date.
(f)
The target number of performance-based restricted stock unit awards granted to Executive that remain unvested and outstanding as of the Departure Date (the “PRSUs”) and that were otherwise scheduled to vest in March 2026 will vest on March 15, 2026. All other PRSUs shall be forfeited as of the Departure Date.

For clarity, if the Executive is found by a court of competent jurisdiction to have breached this Agreement in any respect, then the Company is not obligated to provide the compensation or the vesting of the RSUs or PRSUs as described above, or, if the payment of the compensation or vesting of the RSUs or PRSUs has already occurred, then the Executive must repay the Company that amount of such compensation and the value of the RSUs and PRSUs that became vested.

If the Company believes after the Departure Date that Executive has breached this Agreement in any respect, then, within 10 days of the Company’s knowledge of such breach, the Company shall provide written notice to Executive of such breach, specifying in detail the provision that was breached; if Executive’s breach is curable, then the Company shall provide Executive with a reasonable period (as further set forth in such notice) to cure such breach. Upon completion of the cure period, the Company shall provide written notice to Executive setting forth its determination of whether the breach has been cured to the reasonable satisfaction of the Company. If the breach has not been so cured, then provided a court of competent jurisdiction determines that the Executive has breach this Agreement, the Executive shall no longer have any rights to the compensation or equity award vesting described herein and, if applicable, such compensation or equity award vesting shall be subject to repayment, as set forth in the paragraph above; except, however, that Executive shall be paid (if payments under subsections (a) through (d) above have not yet been paid) or retain (if payments have been made) $1,000 in consideration of the release provided in Section 6. If the breach has been so cured, then the Company shall continue to be obligated to provide the compensation and equity award vesting described herein, and the Executive shall not be subject to a repayment obligation.

3.
Obligations of Executive at Departure. Executive represents and warrants that Executive will, on or before the Departure Date, deliver to the Company the original and all copies of all documents, records, and property of any nature whatsoever which are in Executive’s possession or control and which are the property of the Company or which relate to Confidential Information (as described below), or to the business activities, facilities, employees, vendors, suppliers or customers of the Company, including any records (electronic or otherwise), documents or property created by Executive, and shall permanently delete (and not retain copies of) any such records maintained on Executive’s personal devices.

4.
Other Agreements. This Agreement constitutes the entire agreement between the Company and Executive with respect to the matters addressed herein, including but not limited to Executive’s employment ending from the Company, and it fully supersedes any and all prior agreements or understandings, written or oral, including but not limited to, the CECO Environmental Corp. Executive Change in Control Severance Plan (the “Plan”), except as provided in Section 5 below.
5.
Restrictive Covenants. Executive acknowledges and agrees to comply with the restrictive covenants set forth in Section 9 of the Plan as if such covenants were set forth herein.
6.
Release.
(a)
In consideration of the promises and covenants made herein, Executive, for Executive, Executive’s heirs, executors, administrators, successors and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, and each of its parents, subsidiaries, related and affiliated corporations or other entities, and each of their respective present or former officers, directors, shareholders, employees, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action and liabilities of any kind or character, accrued or to accrue hereafter, which Executive ever had, now has or may hereafter have against Releasees, through the Departure Date, arising out of any act, omission, statement, representation, transaction or occurrence, including, without limitation, those related to Executive’s employment by the Company or the termination thereof. Without limiting the generality of the foregoing, it is understood and agreed that this Release constitutes a release of any claim or cause of action, including, but not limited to,: (i) for breach of any employment, commission or other agreement existing between Executive and the Company, all of which are hereby acknowledged to have terminated, except as otherwise stated herein; or (ii) otherwise related, in any way, to Executive’s employment by the Company, including the termination thereof, and includes, without limitation, claims under any of the following, as amended: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Equal Pay Act; the Anti- Retaliation provision of the Texas Workers Compensation Act; the Fair Labor Standards Act; the Texas Pay Day Law; the Texas Labor Code; the Family and Medical Leave Act; the Occupational Safety and Health Act; the National Labor Relations Act; the Fair Credit Reporting Act; the Rehabilitation Act; the Employee Retirement Income Security Act of 1974
(ERISA); the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Sarbanes-Oxley Act of 2002; the Employee Polygraph

Protection Act; the Financial Institutions Reform, Recovery and Enforcement Act; the Uniform Services Employment and Reemployment Rights Act of 1994; the Illinois Human Rights Act; the Illinois Day and Temporary Labor Services Act; the Illinois Wage Payment and Collection Act; and any other state or federal statute or regulation governing the employment relationship or Executive's rights, or the Company's obligations, in connection therewith. This release also includes a release of any claim or right to further wages, compensation, benefits, damages, penalties, attorneys’ fees, costs, or expenses of any kind from the Company or any of the other Releasees, except as provided for in this Agreement. This release also constitutes a release of any claim or cause of action for invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, libel or slander, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any employment- related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the date of this Agreement. This release covers both claims that Executive knows about and those Executive may not know about.
(b)
EXECUTIVE UNDERSTANDS THAT BY SIGNING AND NOT REVOKING THIS RELEASE, EXECUTIVE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH EXECUTIVE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND/OR THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”) FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE:

(1) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THE AGREEMENT IS EXECUTED; (2) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE IS ALREADY ENTITLED; (3) IS AND HAS BEEN ADVISED BY THE COMPANY IN WRITING OF EXECUTIVE’S RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; AND (4) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY EXECUTIVE, AND EXECUTIVE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS, AND EFFECTS OF THIS AGREEMENT, AND HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

(c)
Anything herein to the contrary notwithstanding, this Agreement does not constitute a release nor a waiver of Executive’s right to file a charge or complaint with or participate, testify, or assist in any investigation, hearing, or other proceeding before any federal, state, or local government agency (e.g., EEOC, NLRB, SEC) or in any legislative or judicial proceeding nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, Executive’s rights and abilities to contact, communicate with or report unlawful conduct to federal, state, or local officials for investigation or participate in any whistleblower program administered by any such agencies. However, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies; provided that Executive shall not be considered in breach of the foregoing with respect to any such recovery or monetary relief arising from complaints or other proceedings for which Executive is protected by state or federal whistleblower laws, or any other applicable law.
(d)
If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.
(e)
Executive acknowledges that some of the payments contemplated by Section 2 include consideration which Executive would not be entitled to receive but for Executive’s execution and non-revocation of this Agreement. Failure by Executive to timely execute, return and not-revoke this Agreement relieves the Company of the obligation to make the payments due to Executive pursuant to Section 2 of this Agreement.
(f)
Executive states that Executive has not filed or joined in any complaints, charges, lawsuits, or proceedings of any kind against the Company or any of the other Releasees; provided that Executive shall not be considered in breach of the foregoing with respect to any such complaints, charges, lawsuits or proceedings for which Executive is protected by state or federal whistleblower laws. By signing this Agreement, Executive agrees not to sue the Company and/or any of the Releasees for anything which has been released pursuant to the Agreement.
(g)
Nothing in this Agreement is meant to suggest, nor should the Agreement be construed as an admission, that the Company or any of the other Releasees have violated any law, contract, policy, or practice, or that Executive has any claim against the Company or any of the other Releasees and any such liability is expressly denied.

7.
Power of Attorney. The Company hereby revokes any and all powers of attorney the Company or any subsidiary thereof may have granted Executive during Executive’s employment with the Company.
8.
Non-Disparagement. Executive agrees she will not publish or make any communicates that disparage the Company, its officers and directors, and the Company agrees that its officers and directors will not publish or make any communications that disparage Executive; provided that nothing herein shall preclude either party from making disclosures required in the ordinary course of business communications between any party and their attorney; communications required by a party pursuant to law, court order or court directive; communications by a party in the scope of pursuing a complaint or claim with a governmental agency; or communications by a party during participation in a governmental agency investigation of claims.
9.
Confidentiality. Executive confirms that prior to the execution of this Agreement, Executive has not revealed its terms to any third parties, except to Executive’s spouse, tax advisor or attorney. Executive agrees not to disclose any information regarding the existence or substance of this Agreement, except to Executive’s spouse, tax advisor, an attorney with whom Executive chooses to consult regarding Executive’s consideration of this Agreement and/or to any federal, state, or local government agency. If the Company is required to file this Agreement with the Securities Exchange Commission, Executive’s confidentiality obligation shall cease on the date of such filing.
10.
Affirmations.
(a)
Executive affirms that she has no known workplace injuries or occupational diseases.
(b)
Executive further affirms that Executive has not reported internally to the Company any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud, and Executive has not been retaliated against for reporting any such allegations internally to the Company.
(c)
Executive further affirms that Executive may later discover facts different from or in addition to those facts now known to Executive or believed by Executive to be true with respect to any or all of the matters covered by this Agreement, and Executive agrees that this Agreement nevertheless shall remain in full and complete force and effect.
11.
Expenses and Insurance. With respect to services provided by Executive to the Departure Date and pursuant to this Agreement, the Company shall (a) reimburse Executive for reasonable business expenses incurred in the performance of Executive’s services, (b) maintain Director and Officer insurance coverage for Executive consistent with that provided to other Company directors and officers for such period as Executive serves as an officer, and (c) provide Executive with full indemnification as permitted by the Company’s by-laws.
12.
Taxes. All payments made herein or the value of all property transferred to Executive hereunder shall be subject to applicable payroll and withholding taxes. This Agreement, and the payments hereunder shall be construed and administered in a manner that satisfies an exemption from, or is compliant with, Section 409A of the Internal Revenue Code (the “Code”). The parties agree to amend the Agreement as may be necessary to avoid application of Code Section 409A excise taxes or penalties to payments made pursuant to this Agreement. Notwithstanding the foregoing, no provision of this Agreement shall be construed to require the Company to provide any gross-up for the tax consequences under Code Section 409A of any provisions of, or payments under, this Agreement, and the Company shall have no responsibility for tax consequences under Code Section 409A to Executive resulting from the terms or operation of this Agreement.
13.
Severability. In the event any one or more of the provisions of this Agreement (or any part thereof) shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement (or part thereof) shall be unimpaired, and the invalid, illegal or unenforceable provision (or part thereof) shall be replaced by a provision (or part thereof), which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provisions. However, in the event that any such provision of this Agreement (or part thereof) is adjudged by a court of competent jurisdiction to be invalid, illegal or unenforceable, but that the other provisions (or part thereof) are adjudged to be valid, legal and enforceable if such invalid, illegal or unenforceable provision (or part thereof) were deleted or modified, then this Agreement shall apply with only such deletions or modifications, or both, as the case may be, as are necessary to permit the remaining separate provisions (or part thereof) to be valid, legal and enforceable.
14.
Governing Law. This Agreement shall be governed by the substantive laws of the State of Illinois without regard to its conflict of laws provisions or the laws of any other jurisdiction in which Executive resides or performs any duties hereunder, or where any violation of the Agreement occurs.
15.
Successors; Binding Agreement; Notices. The Company shall have the right to assign its obligations under this Agreement to any entity that acquires all or substantially all of the assets of the Company and continues the Company’s business. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. Executive may not assign Executive’s rights or delegate Executive’s obligations hereunder. Except as provided in Section 18, all notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to Executive, at the most recent address on file at the Company. If to the Company, to CECO Environmental Corp.; 5080 Spectrum Drive, Suite 800E; Addison, Texas, 75001; Attention: Interim Chief Human Resources Officer; or such other address as the Company notifies Executive of in writing.
16.
Amendment; Waiver. This Agreement may be amended or modified only by a written instrument executed by the Company and Executive. No provision of this Agreement may be waived or discharged unless such waiver or discharge is in writing and signed by the Chief Executive Officer of the Company. Any failure by Executive or the Company to enforce any of the provisions of this Agreement shall not be construed to be a waiver of such provisions or any right to enforce each and every provision in the future. A waiver of any breach of this Agreement shall not be construed as a waiver of any other or subsequent breach.

17.
Time Period for Enforceability/Revocation of Agreement. The Company's obligation to pay the amounts set forth in Section 2 and provide any other benefits described in this Agreement is contingent upon Executive executing and returning this Agreement to the Company. Executive may take up to twenty-one (21) days after Executive has been provided this Agreement (the “Consideration Period”) to consider this Agreement prior to executing it. Executive may sign this Agreement at any time during the Consideration Period. Any changes made to this Agreement after presentation to Executive will not restart the running of the Consideration Period. After executing this Agreement, Executive shall have seven (7) calendar days during which time Executive may revoke Executive’s consent to this Agreement by given written or electronic notification of the decision to revoke to the Company. This Agreement will not become effective or enforceable, and the payments and benefits described herein shall not become due, until such revocation period has expired and Executive has not delivered a written or electronic notice of revocation.
18.
Notice of Revocation. Any notice of revocation to be given pursuant to the foregoing paragraph shall be sent in writing by email or hard copy transmission to: Stephanie Capron, Interim Chief Human Resources Officer at scapron@OneCECO.com or at 5080 Spectrum Drive, Ste. 800E, Addison, TX 75001, ATTN: Interim Chief Human Resources Officer. Executive understands and acknowledges that Executive will not receive any monies or benefits pursuant to this Agreement except upon the execution and non-revocation of this Agreement, and the fulfillment of the promises contained herein. The Effective Date of this Agreement shall be the eighth day after which Executive timely signs this Agreement provided she does not revoke her execution.
19.
Counterparts. This Agreement may be signed in counter-parts (meaning by Executive and the Company separately) and that hard copy or PDF copy signatures shall be treated as just as valid as original signatures.

THE COMPANY AND EXECUTIVE ACKNOWLEDGE THAT (A) EACH HAS CAREFULLY READ THIS AGREEMENT, (B) EACH UNDERSTANDS ITS TERMS, (C) ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND (D) EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

By /s/ Lynn Watkins-Asiyanbi By /s/ Todd Gleason
 Signature of Executive Todd Gleason
Chief Executive Officer

7/18/2025 7/18/2025
 Date Date